                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                  [ ] Confidential, for Use of the Commission Only (as permitted by
                                                      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                              WOLVERINE TUBE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
           (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
           (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
           (5) Total fee paid:

           ---------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:

           ---------------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
           (3)  Filing Party:

           ---------------------------------------------------------------------
           (4)  Date Filed:

           ---------------------------------------------------------------------

                          (WOLVERINE TUBE, INC. LOGO)

                              WOLVERINE TUBE, INC.
                       1525 PERIMETER PARKWAY, SUITE 210
                           HUNTSVILLE, ALABAMA 35806

                                 April 17, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Wolverine Tube, Inc. (the "Company") on Wednesday, May 24, 2000, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50th Street, New York, New York 10022. We hope that many of the Company's stockholders will be able to attend the meeting and we look forward to greeting those in attendance.

     The notice of annual meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO INDICATE YOUR VOTE, AND SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company. The Board of Directors and the management team look forward to seeing you at the meeting.

                                  Sincerely,

                                  /s/ Jan K. Ver Hagen
                                  Jan K. Ver Hagen
                                  Chairman

                              WOLVERINE TUBE, INC.
                       1525 PERIMETER PARKWAY, SUITE 210
                           HUNTSVILLE, ALABAMA 35806

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE ON HELD MAY 24, 2000

                             ---------------------

To the Stockholders:

     Please take notice that the Annual Meeting of the Stockholders of Wolverine Tube, Inc., a Delaware corporation, will be held on Wednesday, May 24, 2000, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50th Street, New York, New York 10022 for the following purposes:

     1. To elect three (3) Class I directors of the Company to each serve a three-year term.

     2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                  By Order of the Board of Directors

                                  /s/ James E. Deason
                                  James E. Deason
                                  Secretary

Huntsville, Alabama
April 17, 2000

     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              WOLVERINE TUBE, INC.
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the management of Wolverine Tube, Inc. (the "Company") of proxies for use at the Annual Meeting of its Stockholders to be held on Wednesday, May 24, 2000, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50th Street, New York, New York 10022, or at any adjournment thereof.

               INFORMATION CONCERNING THE SOLICITATION AND VOTING

GENERAL

     The principal executive offices of the Company are located at 1525 Perimeter Parkway, Suite 210, Huntsville, Alabama 35806. The Company's telephone number is (256) 353-1310. The date of this Proxy Statement is April 17, 2000, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report to Stockholders for the fiscal year ended December 31, 1999, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting.

     This solicitation of proxies is made on behalf of the Board of Directors of the Company and the associated cost will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. (the "Solicitor") to assist in the solicitation of proxies. The Company will pay approximately $5,000 in fees for the Solicitor's services and will reimburse the Solicitor for reasonable out-of-pocket expenses.

     In addition to solicitation by mail and by the Solicitor, management may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in so doing.

RECORD DATE, VOTING AND REVOCABILITY OF PROXIES

     The Company had outstanding on March 31, 2000 (the "Record Date"), 12,212,538 shares of Common Stock, par value $0.01 per share (the "Common Stock"), all of which are entitled to vote on all matters to be acted upon at the meeting. The Company's By-Laws provide that the holders of a majority of the shares issued and outstanding, present in person or represented by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. If no instructions are given on the executed Proxy, the Proxy will be voted for all nominees and in favor of all proposals described.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration, other than the election of directors, which is determined by a plurality, if a quorum is present and voting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with the Secretary of the Company a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information as of March 31, 2000, with respect to the beneficial ownership of the outstanding Common Stock by (i) stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. The number of shares of Common Stock outstanding as of March 31, 2000 was 12,212,538.

                                                                 COMPANY STOCK
                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME AND ADDRESS                                               SHARES     PERCENT
----------------                                              ---------   -------
Ontario Teachers' Pension Plan Board(1).....................  1,348,386    11.0%
  5650 Yonge Street, 5th Floor
  Toronto, Ontario M2M 4H5 Canada
Sanford C. Bernstein & Co., Inc.(2).........................  1,189,950     9.7%
  767 Fifth Avenue
  New York, NY 10153
Citigroup, Inc.(3)..........................................  1,055,661     8.6%
  Salomon Smith Barney Holdings, Inc.
  425 Park Avenue
  New York, NY 10043
Mellon Financial Corporation(4).............................    786,493     6.4%
  One Mellon Center
  Pittsburgh, PA 15258
Dimensional Fund Advisors(5)................................    660,600     5.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Goldman Sachs & Co.(6)......................................    656,500     5.4%
  Goldman Sachs Asset Management
  85 Broad Street
  New York, NY 10004
State Teachers' Retirement System of Ohio(7)................    638,400     5.2%
  275 East Broad Street
  Columbus, OH 43215
The Prudential Insurance Company of America(8)..............    637,950     5.2%
  751 Broad Street
  Newark, NJ 07102
Jan K. Ver Hagen(9).........................................     32,800       *
John L. Duncan(10)..........................................     20,400       *
Thomas P. Evans(11).........................................     14,401       *
Chris A. Davis(12)..........................................     10,733       *
Gail O. Neuman(13)..........................................     10,733       *
W. Barnes Hauptfuhrer(14)...................................      9,733       *
Charles E. Thompson(15).....................................      9,733       *
Dennis J. Horowitz(16)......................................    146,500     1.2%
James E. Deason(17).........................................     59,675       *
Keith I. Weil(18)...........................................     27,150       *
Johann R. Manning, Jr.(19)..................................     21,129       *
All directors and executive officers as a group (11
  persons)..................................................    362,987     3.0%

---------------

  *  Represents less than 1%
 (1) As set forth on Schedule 13D, filed with the Securities and Exchange Commission on December 6, 1999.
 (2) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 8, 2000.
 (3) As set forth on Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2000.
 (4) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on January 27, 2000.
 (5) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 3, 2000.
 (6) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2000.
 (7) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on January 27, 2000.
 (8) As set forth on Amendment No. 4 to Schedule 13G, filed with the Securities and Exchange Commission on January 31, 2000.
 (9) Includes 19,800 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(10) Includes 15,400 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000, and 2,000 shares of Common stock owned by John L. Duncan's wife.
(11) Includes 14,400 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(12) Includes 10,733 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(13) Includes 10,733 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(14) Includes 9,733 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(15) Includes 9,733 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(16) Includes 85,000 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(17) Includes 44,100 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(18) Includes 12,000 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.
(19) Includes 8,400 shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Board has nominated Ms. Davis and Messrs. Horowitz and Hauptfuhrer to be reelected as Class I directors, each for a three-year term expiring in 2003. If elected, each nominee will hold office until his or her term expires and until his or her successor is elected and qualified. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for director as management may recommend in the place of such nominee. THE BOARD RECOMMENDS VOTING "FOR" THE REELECTION OF THE THREE NOMINEES LISTED BELOW.

INFORMATION REGARDING NOMINEES

     The Restated Certificate of Incorporation of the Company provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. As a result, approximately one-third of the Board of Directors is elected each year. The Class I directors are Ms. Davis and Messrs. Horowitz and Hauptfuhrer; the Class II directors are Messrs. Duncan, Thompson and Ver Hagen; and the Class III directors are Ms. Neuman and Messrs. Deason and Evans. Directors hold office until their terms expire and their successors have been elected and qualified.

     The following table sets forth certain information for each nominee, and for each director of the Company whose term of office continues after the Annual
Meeting:

NAME                                      PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS        AGE
----                                      -----------------------------------------------        ---
NOMINEES FOR ELECTION AS CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003:
Chris A. Davis.......................  Ms. Davis has been a director of the Company since        49
                                         October 1997. Ms. Davis has served as the Executive
                                         Vice President and Chief Financial and
                                         Administrative Officer of Gulfstream Aerospace
                                         Corporation since 1993, and as a Vice President of
                                         General Dynamics Corporation since its acquisition
                                         of Gulfstream Aerospace Corporation in July 1999.
                                         Ms. Davis is also a director of Compaq Computer
                                         Corporation.
Dennis J. Horowitz...................  Mr. Horowitz has been the President and Chief             53
                                         Executive Officer and a director of the Company since
                                         March 1998. Prior to joining the Company, Mr.
                                         Horowitz served as Corporate Vice President and
                                         President of the Americas of AMP Incorporated
                                         ("AMP"), a high technology electric connector and
                                         interconnection systems company, since September
                                         1994. Prior to joining AMP, Mr. Horowitz was
                                         employed for over fourteen years at Philips
                                         Electronics North America Corporation ("Philips"), a
                                         diverse electronics manufacturer, where he served
                                         from October 1993 to August 1994 as President and
                                         Chief Executive Officer of Philips Technologies and
                                         previously served as President and Chief Executive
                                         Officer Philips Magnavox CATV Systems and President
                                         and Chief Executive Officer of Philips Discrete
                                         Products Division. Mr. Horowitz also serves as a
                                         director of Aerovox Incorporated and Superconductor
                                         Technologies, Inc.

NAME                                      PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS        AGE
----                                      -----------------------------------------------        ---
W. Barnes Hauptfuhrer................  Mr. Hauptfuhrer has been a director of the Company        45
                                         since May 1998. Mr. Hauptfuhrer has served as Co-Head
                                         of Capital Markets for First Union Corporation, a
                                         financial services corporation, since January 2000.
                                         Mr. Hauptfuhrer previously served as Co-Head of
                                         Investment Banking for First Union from January 1999
                                         to December 1999, and prior to that time he served
                                         as a Managing Partner of First Union Capital
                                         Partners, a private equity investment group within
                                         First Union, since 1988.
INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001:
John L. Duncan.......................  Mr. Duncan has been a director of the Company since       66
                                         December 1993. Mr. Duncan retired as President and
                                         Chief Executive Officer of Murray Ohio Manufacturing
                                         Co., a position he held from 1987 to 1994. Mr.
                                         Duncan also serves as a director of Martin
                                         Industries, Inc.
Jan K. Ver Hagen.....................  Mr. Ver Hagen has been a director of the Company since    62
                                         January 1996 and the non-executive Chairman of the
                                         Board since May 1998. Mr. Ver Hagen currently serves
                                         as Senior Vice President reporting to the Chairman
                                         of Emerson Electric Co. ("Emerson"), a manufacturer
                                         and marketer of electronic and electrical products.
                                         Prior to joining Emerson, Mr. Ver Hagen was employed
                                         by United Dominion Industries, Limited ("UDI") as
                                         Vice Chairman in 1998, and as President and Chief
                                         Operating Officer from 1994 to 1998. Mr. Ver Hagen
                                         also serves as a director of Plexus Corp.
Charles E. Thompson..................  Mr. Thompson has been a director of the Company since     70
                                         May 1998. Mr. Thompson retired as Senior Vice
                                         President and Director of World Marketing for the
                                         Semiconductor Products Sector of Motorola, Inc., a
                                         communications and semiconductor solutions provider,
                                         in 1995, where he had been employed since 1975. Mr.
                                         Thompson also serves as a director of Chartered
                                         Semiconductor Manufacturing and Tundra
                                         Semiconductor.
INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002:
James E. Deason......................  Mr. Deason has been a director of the Company since       52
                                         October 1995. Mr. Deason has been the Executive Vice
                                         President, Chief Financial Officer and Secretary of
                                         the Company since September 1994. Prior to joining
                                         the Company, Mr. Deason, a Certified Public
                                         Accountant, was most recently a partner with Ernst &
                                         Young LLP.
Thomas P. Evans......................  Mr. Evans has been a director of the Company since        43
                                         December 1995. Mr. Evans has served as the Senior Vice
                                         President and Chief Operating Officer of Permal
                                         Asset Management ("Permal") since January 1999.
                                         Prior to holding that position, Mr. Evans was the
                                         President, Emerging Markets, of Permal, where he has
                                         been employed since 1994.

NAME                                      PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS        AGE
----                                      -----------------------------------------------        ---
Gail O. Neuman.......................  Ms. Neuman has been a director of the Company since       53
                                         November 1997. Ms. Neuman has served as the Vice
                                         President-Human Resources and General Counsel of
                                         Nissan Motor Manufacturing Corporation U.S.A., a
                                         vehicle manufacturer, since 1981.

BOARD MEETINGS AND COMMITTEES

     Ms. Neuman and Messrs. Hauptfuhrer and Evans currently serve as members of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The responsibilities of the Compensation Committee are described under "Compensation Committee Report on Executive Compensation." The Compensation Committee held four meetings during 1999.

     Ms. Davis and Messrs. Thompson and Duncan currently serve as members of the Company's Audit Committee. The Audit Committee (which reviews and approves (i) the scope of the audit performed by the Company's independent auditors and (ii) the Company's accounting principles and internal accounting controls) held three meetings during 1999.

     Messrs. Horowitz, Deason and Ver Hagen currently serve on the Company's Executive Committee. The purpose of the Executive Committee is to act in the place and stead of the Board, to the extent permitted by law and within certain limits set by the Board, on matters that require Board action between meetings of the Board of Directors. The Executive Committee held one meeting during 1999.

     Messrs. Ver Hagen and Evans currently serve on the Company's Nominating Committee, which has the principal purpose of selecting, or recommending to the Board of Directors the selection of, nominees for election as Directors of the Company and determining whether to nominate incumbent Directors for reelection. The Nominating Committee, which held no formal meetings during 1999, does not have any procedures established for the consideration of nominees recommended by stockholders.

     During 1999, the Board of Directors held meetings or acted by written consent nine times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were a member during the last year.

BOARD COMPENSATION

     The Company's 1993 Stock Option Plan for Outside Directors (the "Plan") provides for the granting of non-qualified stock options to independent directors of the Company. The Company has reserved a total of 185,000 shares of Common Stock for issuance pursuant to the Plan. The Plan is currently administered by the Administration Committee, which is composed of all members of the Board who are not outside directors. Under the Plan, each outside director initially receives a non-qualified option to purchase 5,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each outside director is automatically granted a non-qualified option to purchase 1,000 shares of Common Stock on the anniversary of such director's election to the Board. Moreover, the Administration Committee may grant additional options at their discretion and in lieu of other compensation otherwise payable to the outside directors.

     Options granted under the Plan have a term of 10 years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Plan. Such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director. The exercise price of each option under the Plan is equal to the fair market value of the Common Stock on the date of grant. Initial options granted under the Plan vest at the rate of 33 1/3% per year and subsequent options vest immediately. Unless sooner terminated, the Plan will terminate in 2003.

     Employee directors do not receive additional compensation for serving on the Board of Directors. In the past, the non-employee directors have received a quarterly cash retainer of $5,000 for service on the Board. Effective January 1, 2000, the non-employee directors began receiving an annual stock option grant in lieu of the quarterly cash retainers. This change further aligns the Board of Directors' interests with the stockholders and ties the Board of Directors' financial rewards for serving on the Board to those of the stockholders.

     The stock option grants in lieu of retainers are made in accordance with the Plan and are made at fair market value on the date of the grant, vesting immediately and expiring after ten years. The value assigned to the grant in 2000 was based upon a modified Black-Scholes model and equated to $25,000. The grants resulted in each non-employee director receiving 5,400 stock options on January 20, 2000, except for the Chairman of the Board, who received twice that amount. The non-employee directors continue to receive $1,000 for each and every Board or committee meeting they attend, and $1,000 for each Board or committee meeting such director respectively chairs, except for the Chairman of the Board who receives $2,000 for attendance at each Board meeting. In addition, Mr. Duncan, who serves as lead director, receives an additional $1,000 per Board meeting attended for serving in that capacity.

     In addition to the standard plan outlined above, Mr. Ver Hagen was paid an additional $8,000 in 1999 for consulting services provided to the Company beyond his regular duties as a director and Chairman of the Board.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or accrued on behalf of the Chief Executive Officer of the Company during 1999 and the other persons who were serving as executive officers of the Company at December 31, 1999 and whose total annual salary and bonus exceeded $100,000 for that year (collectively, the "Named Executive Officers") for services rendered in the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM INCENTIVE AWARDS
                                           ANNUAL COMPENSATION            -----------------------------
                                   ------------------------------------   RESTRICTED     COMMON STOCK
NAME AND                                                 OTHER ANNUAL       STOCK         UNDERLYING         ALL OTHER
PRINCIPAL POSITION         YEAR     SALARY     BONUS    COMPENSATION(1)   AWARDS(2)    OPTIONS (SHARES)   COMPENSATION(3)
------------------         ----    --------   -------   ---------------   ----------   ----------------   ---------------
Dennis J. Horowitz.......  1999    $527,347   $42,300      $ 77,074        $     --         60,000           $ 44,677
  President and Chief      1998     373,880    50,000       146,930         306,563        125,000                490
  Executive Officer        1997(4)       --        --            --              --             --                 --

James E. Deason..........  1999     238,248        --        11,431              --         21,000             20,556
  Executive Vice
  President,               1998     218,994    20,000         8,550          41,795         17,000              6,341
  Chief Financial Officer  1997     205,839    65,000         7,500              --         17,000              4,203
  and Secretary

Keith I. Weil............  1999     201,137     8,100       157,953              --         15,000             12,397
  Senior Vice President,   1998      16,667        --        14,370              --         15,000            182,492
  Tube Products            1997(4)       --        --            --              --             --                 --

Johann R. Manning, Jr....  1999     171,264     8,600        18,295              --         18,000             10,406
  Vice President, Human    1998      88,443    10,000        50,764          27,877          6,000              2,415
  Resources and General    1997(4)       --        --            --              --             --                 --
  Counsel

---------------

(1) These amounts include reimbursement for relocation and tax-related expenses thereto ($62,000 in 1999 and $139,718 in 1998 for Mr. Horowitz; $148,565 in
    1999 and $13,695 in 1998 for Mr. Weil; and $7,211 in 1999 and $45,239 in
    1998 for Mr. Manning).

(2) Amount of restricted stock awards based on market value on date of grant. Fifty percent of the shares vest on each of the first and second anniversaries of the date of grant. In the event that any dividends are paid with respect to the Common Stock in the future, dividends will be paid on the restricted stock at the same rate. As of December 31, 1999, the number of shares of restricted stock held by Messrs. Horowitz, Deason and Manning was 15,000, 2,045 and 1,364, respectively, and the value of those shares as of December 31, 1999 was $211,875, $28,886, and $19,266, respectively.

(3) The 1999 amounts include 401(k) matching contributions made by the Company for Messrs. Horowitz, Deason, Weil and Manning of $6,100, $6,632, $6,102 and $5,822, respectively, and the present value costs of the Company's portion of 1999 premiums for split-dollar life insurance above the term coverage level provided generally to salaried employees for Messrs. Horowitz, Deason, Weil, and Manning of $38,577, $13,924, $6,295 and $4,584, respectively. Additionally, the 1998 amount for Mr. Weil includes a tax-adjusted incentive payment to accept employment with the Company, which would have been repayable to the Company by Mr. Weil if he left the Company within a specified time frame.

(4) The Executive was not employed by the Company during 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to any of the Named Executive Officers during the fiscal year ended December 31, 1999.

                                               INDIVIDUAL GRANTS
                           ----------------------------------------------------------
                              NUMBER OF
                               SHARES          PERCENT OF
                              OF COMMON           TOTAL
                                STOCK            OPTIONS       EXERCISE
                             UNDERLYING          GRANTED         PRICE
                               OPTIONS        TO EMPLOYEES        PER      EXPIRATION
NAME                         GRANTED(1)          IN 1999         SHARE        DATE
----                       ---------------   ---------------   ---------   ----------
Dennis J. Horowitz.......      60,000             14.93%        $22.25     01/21/2009
James E. Deason..........      21,000              5.22          22.25     01/21/2009
Keith I. Weil............      15,000              3.73          22.25     01/21/2009
Johann R. Manning, Jr....      18,000              4.48          22.25     01/21/2009

                                   POTENTIAL REALIZABLE VALUE AT
                                    ASSUMED RATES OF STOCK PRICE
                                    APPRECIATION FOR OPTION TERM
                           ----------------------------------------------
                                    5%                      10%
                           ---------------------   ----------------------

                             PRICE                   PRICE
                              PER      AGGREGATE      PER      AGGREGATE
NAME                         SHARE       VALUE       SHARE       VALUE
----                       ---------   ---------   ---------   ----------
Dennis J. Horowitz.......   $36.24     $839,574     $57.71     $2,127,646
James E. Deason..........    36.24      293,851      57.71        744,676
Keith I. Weil............    36.24      209,894      57.71        531,912
Johann R. Manning, Jr....    36.24      251,872      57.71        638,294

---------------

(1) For Messrs. Horowitz, Deason, Weil and Manning, options vest in three equal installments beginning on January 21, 2001. In the event of a change in control, all options would vest and become immediately exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information with respect to the aggregate number of unexercised options to purchase Common Stock granted in all years to any of the Named Executive Officers and held by them as of December 31, 1999. There were no stock options exercised during the year ended December 31, 1999 and no unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1999.

                                                                          NUMBER OF SHARES
                                                                                 OF               VALUE OF
                                                                            COMMON STOCK         UNEXERCISED
                                                                             UNDERLYING         IN-THE-MONEY
                                                                             UNEXERCISED         OPTIONS AT
                                                                             OPTIONS AT         DECEMBER 31,
                                                SHARES                    DECEMBER 31, 1999         1999
                                              ACQUIRED ON      VALUE      -----------------   -----------------
NAME                                           EXERCISE       REALIZED    VESTED   UNVESTED   VESTED   UNVESTED
----                                         -------------   ----------   ------   --------   ------   --------
Dennis J. Horowitz.........................       --            --        45,000   140,000     --        --
James E. Deason............................       --            --        26,400    51,100     --        --
Keith I. Weil..............................       --            --         7,000    23,000     --        --
Johann R. Manning, Jr......................       --            --         1,200    22,800     --        --

LONG-TERM INCENTIVE PLAN -- AWARDS IN THE LAST FISCAL YEAR

     Effective January 1, 1999, the Company adopted the Long-Term Incentive Plan ("LTIP") for select key executives, including the Named Executive Officers. Under the LTIP, the executives are granted a set number of restricted shares within the first quarter of the three (3) year cycle. Thereafter, the three (3) year average Return on Total Capital for the Company, based upon set targets, determines whether the shares fail to vest, partial vest or vest completely. The vesting, if any, shall occur as soon as practical after the close of the final year of the cycle. For a more detailed description of the LTIP, see the section "Compensation Committee Report on Executive Compensation," contained in this Proxy Statement.

     The following table provides information regarding awards made in 1999 to the Named Executive Officers pursuant to the Company's Long-Term Incentive Plan.

                                                                              ESTIMATED FUTURE PAYOUTS
                                 NUMBER OF       PERFORMANCE OR OTHER     UNDER NON-STOCK PRICE-BASED PLANS
                              SHARES, UNITS OR       PERIOD UNTIL       -------------------------------------
NAME                          OTHER RIGHTS(#)    MATURATION OR PAYOUT   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
----                          ----------------   --------------------   ------------   ---------   ----------
Dennis J. Horowitz..........       10,500            1999 - 2001           8,925        10,500       10,500
James E. Deason.............        4,130            1999 - 2001           3,510         4,130        4,130
Keith I. Weil...............        3,500            1999 - 2001           2,975         3,500        3,500
Johann R. Manning, Jr.......        2,565            1999 - 2001           2,180         2,565        2,565

PLANS AND ARRANGEMENTS

     RETIREMENT PLANS. Executive employees of the Company are eligible to participate in the Wolverine Tube, Inc. Retirement Plan (the "Retirement Plan"). This funded noncontributory defined benefit plan provides an annuity benefit, upon retirement at normal retirement age of 65, of (i) 1.5% of average monthly compensation, averaged over the 60 month period that produces the highest average during the last 120 months, times (ii) years of service to the Company, minus (iii) an adjustment for Social Security benefits as described in the Retirement Plan. Upon early retirement prior to age 60, a reduction will be made to the foregoing benefit equal to 4% for each year by which such retirement precedes age 60, ending at age 55, the minimum age to receive pension benefits. A minimum of five years of service is needed for eligibility for an early retirement benefit. There is a minimum benefit of 1.25% of average monthly base compensation multiplied by years of service with the Company, however, no Company executive is expected to receive a benefit under this formula.

     The covered compensation of participants used to calculate the retirement benefits described above consists of base pay, overtime, commissions, non-incentive bonus payments and year-end bonuses or incentive compensation not in excess of one-half of base pay.

     The Company has a Supplemental Executive Retirement Plan (the "Executive Plan"). This defined benefit pension plan is nonfunded and provides benefits to certain eligible executives of the Company. The benefits provided under the Executive Plan are identical to the benefits provided by the Retirement Plan, except that under the Retirement Plan final average annual compensation for purposes of determining plan benefits is capped at $160,000 pursuant to certain Internal Revenue Service limits. Benefits under the Executive Plan are not subject to this limitation. However, Executive Plan benefits are offset by any benefits payable from the Retirement Plan.

     In 1999, an individual Supplemental Executive Retirement Plan (the "Individual Plan") was established for Mr. Horowitz. The Individual Plan provides that if Mr. Horowitz remains with the Company until March 31, 2004, which will constitute six (6) years of service with the Company, he shall be deemed vested with an additional six (6) years of service and thereafter shall be credited two (2) years for every one (1) year of service. Additionally, the Individual Plan provides that if prior to August 15, 2004, the date Mr. Horowitz attains age 58, either (1) the Company experiences a change in control or (2) Mr. Horowitz is terminated without cause, Mr. Horowitz will be deemed to have reached age 58 as of the date of such change in control or termination without cause and all benefits under the Individual Plan shall be calculated as if Mr. Horowitz met the eligibility requirements for early retirement and was fully vested in the benefits payable as of such date. In such case, in determining final average compensation, upon which benefits are based, it will be assumed that Mr. Horowitz continued to receive compensation at his then current level through August 15, 2004.

     The following table shows the estimated approximate annual benefits payable upon normal retirement at age 65 in 2000 under both the Retirement Plan and Executive Plan for persons in specified remuneration and years of service classifications.

                               PENSION PLAN TABLE

                                            AGE 65 ANNUAL RETIREMENT BENEFITS FOR VARIOUS SERVICE PERIODS
                                           ---------------------------------------------------------------
FINAL AVERAGE SALARY                          10         15         20         25         30         35
--------------------                       --------   --------   --------   --------   --------   --------
125,000..................................   17,206     25,808     34,411     43,014     51,617     60,992
150,000..................................   20,956     31,433     41,911     52,389     62,867     74,117
175,000..................................   24,706     37,058     49,411     61,764     74,117     87,242
200,000..................................   28,456     42,683     56,911     71,139     85,367    100,367
250,000..................................   35,956     53,933     71,911     89,889    107,867    126,617
300,000..................................   43,456     65,183     86,911    108,639    130,367    152,867
350,000..................................   50,956     76,433    101,911    127,389    152,867    179,117
400,000..................................   58,456     87,683    116,911    146,139    175,367    205,367
450,000..................................   65,956     98,933    131,911    164,889    197,867    231,617
500,000..................................   73,456    110,183    146,911    183,639    220,367    257,867
550,000..................................   80,956    121,433    161,911    202,389    242,867    284,117
600,000..................................   88,456    132,683    176,911    221,139    265,367    310,367
650,000..................................   95,956    143,933    191,911    239,889    287,867    336,617
700,000..................................  103,456    155,183    206,911    258,639    310,367    362,867

     As of December 31, 1999, Mr. Horowitz had 2 years of credited service in the Retirement Plan, Mr. Deason had 5 years, Mr. Weil had 1 year and Mr. Manning had 2 years. Mr. Horowitz, Mr. Deason, Mr. Weil and Mr. Manning had compensation of $569,647, $238,248, $209,237 and $179,864, respectively, for purposes of the above table, as of December 31, 1999.

     SEVERANCE PAY PLAN. The Company's Severance Pay Plan (the "Severance Plan") provides benefits to all eligible salaried employees who have at least one year of service and who are terminated for reasons other than for cause. Severance benefits include payment of all accrued vacation and two weeks pay at the employee's current base salary plus one week's pay for each full year of continuous service, not to exceed 26 weeks. Acceptance of severance benefits requires the execution of a general release of all claims against the Company, except claims in accordance with the provisions of applicable benefit plans.

     CHANGE OF CONTROL, SEVERANCE AND NON-COMPETITION AGREEMENTS. The Company has entered into Change of Control, Severance and Non-Competition Agreements ("Severance Agreements") with each of the Named Executive Officers. The Severance Agreements generally provide that (i) certain payments will be made by the Company to the Named Executive Officer if his employment is terminated or he resigns in certain circumstances, (ii) during the term of employment and for a period of three years following termination of employment with the Company, the Named Executive Officer will not disclose or improperly use confidential information relating to the Company, (iii) for a period of two years following termination of employment with the Company, the Named Executive Officer will not solicit business from the Company's customers, and (iv) during the term of employment and for a specified period of years following termination of employment with the Company, the Named Executive Officer will not compete with the Company in the United States.

     The Severance Agreement with Mr. Horowitz provides that if he is terminated for cause or resigns, other than for certain enumerated reasons, he is entitled to receive only the severance benefits, if any, provided by the Company's standard procedure and practice, and payment of his salary through the date of termination or resignation. If Mr. Horowitz is terminated without cause or resigns for one of the enumerated reasons, he is entitled to three years' salary, plus payment for any unused vacation time for the year of termination or resignation (all payable either in a lump sum or in periodic payments over three years) plus continuation of his medical and life insurance benefits until the earlier of the expiration of 18 months or the date on which the executive is covered under any other medical plan. In the event that Mr. Horowitz is terminated without cause or resigns for any reason within two years of a change in control (as defined in the Severance Agreement), he would be entitled to an additional amount equal to forty percent of his base salary for each year that continuing payments are made to him pursuant to the Severance Agreement, except that, in the event the termination or resignation occurs after the first six months of the Company's fiscal year, then he would be entitled to receive the greater of the actual amount of the annual bonus to which he would be actually entitled to be paid pursuant to the Company's annual bonus plan for the year in which the termination occurred or forty percent of his base salary for that year. In those circumstances following a change in control, Mr. Horowitz would also be entitled to reimbursement for outplacement services utilized by him for up to one year following his termination or resignation. Mr. Horowitz's Severance Agreement provides that he may not compete with the Company in the United States for a period of three years from termination of employment.

     The Severance Agreements provide that payments made under any change of control provision of a Company compensation or benefit plan which are subject to an "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of the Company's benefit plans also contain "change-in-control" provisions.

     The Severance Agreements with each of Messrs. Deason, Weil and Manning provide that if such officer is terminated for cause or he resigns other than for certain enumerated reasons, he is entitled to only the severance benefits, if any, provided by the Company's standard procedure and practice and payment of his salary through the date of his termination or resignation. The Severance Agreements with Messrs. Weil and Manning provide that if such officer is terminated without cause or resigns for one of the enumerated reasons, or resigns for any reason within two years following a change in control (as defined in the Severance Agreement), he is entitled to two years' salary plus payment for any unused vacation time for that year (payable either in a lump sum or in periodic payments over two years) plus continuation of such officer's medical and life insurance benefits until the earlier of the expiration of 18 months or the date on which the executive is covered under any other medical plan. The Severance Agreement with Mr. Deason provides that (i) if he is terminated without cause or resigns for any reason within two years following a change in control, he is entitled to three years' salary or (ii) if such termination or resignation for any of the enumerated reasons occurs in any other circumstances, he is entitled to two years' salary plus, in either case, payment for any unused vacation time for that year (payable either in a lump sum or in periodic payments over two or three years, as applicable) plus continuation of his medical and life insurance benefits until the earlier of the expiration of 18 months or the date on which the executive is covered under any other medical plan. The Severance Agreements with each of Messrs. Deason, Weil and Manning also provide that, in the event such officer is terminated without cause or resigns for any reason within two years of a change in control, he would be entitled to an additional amount equal to thirty percent of his base salary for each year that continuing payments are made pursuant to the Severance Agreement, except that, in the event the termination or resignation occurs after the first six months of the Company's fiscal year, then he would be entitled to receive the greater of the actual amount of the annual bonus to which he would be actually entitled to be paid pursuant to the Company's annual bonus plan for the year in which the termination occurred or thirty percent of his base salary for that year. In those circumstances following a change in control, each officer would also be entitled to reimbursement for outplacement services utilized by him for up to one year following termination or resignation. The agreements provide that payments made under any change of control provision of a Company compensation or benefit plan which are subject to an "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of the Company's benefit plans also contain "change-in-control" provisions. The Severance Agreements for each of Messrs. Deason, Weil and Manning provide that such officer may not compete with the Company in the United States for a period of two years from termination of employment.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Ms. Neuman and Messrs. Hauptfuhrer and Evans serve on the Compensation Committee. No members of the Company's Compensation Committee have any relationships which are reportable under this section.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern compensation of the Company's executive officers. The Compensation Committee, which is comprised of three non-employee directors, evaluates the performance of management and determines the compensation levels for all executive officers.

     To assist in determining compensation policies, the Compensation Committee from time to time retains management and compensation consulting firms to evaluate the Company's various compensation programs. Additional information on compensation has been derived in the course of recruiting senior executives for the Company.

     The objective of the Compensation Committee is to establish policies and programs to attract, retain and motivate key executives, and to reward performance by those executives that benefits the stockholders. The primary elements of executive and senior officer compensation are base salary, annual cash bonus awards, long-term incentive compensation awards, and stock option and restricted stock awards. Base salary is based on factors such as the individual executive or senior officer's level of responsibility and comparison to similar positions in the Company and in comparable companies. Annual cash bonus awards are generally based on the Company's performance measured against the attainment of financial and other objectives established annually by the Board of Directors, and on achieving individual performance objectives. Long-term incentive awards, which are paid in the form of restricted stock and stock option awards, are intended to align the executive or senior officer's interests with those of the stockholders in promoting the long-term growth of the Company, and are determined based on the executive or senior officer's salary, level of responsibility, number of awards previously granted, competitive benchmarks established in comparisons to similarly situated companies, and contributions toward achieving the objectives of the Company. Further information on each of these compensation elements is set forth below.

     SALARIES. Base salaries for executive and certain senior officers (other than the Chief Executive Officer (the "CEO")) are adjusted annually, following a review by the CEO. In the course of the review, performance of the individual with respect to specific objectives is evaluated, as are any increases in responsibility, and salaries for similar positions and levels of responsibility within the Company and in comparable companies. The specific objectives for each executive or designated senior officer (other than the CEO) are set by the CEO, and will vary for each executive position and for each year. Since this is a base salary review, performance of the Company is not weighed heavily in the result. When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.

     With respect to the CEO, the Compensation Committee and the Chairman of the Board review and establish a base salary, which is influenced primarily by the Compensation Committee's and Chairman of the Board's assessment of the CEO's performance and the Compensation Committee's and the Chairman of the Board's expectations as to his future contributions. Competitive compensation data is also a major factor in establishing the CEO's salary, but no precise formula is applied in considering this data.

     BONUSES. The Compensation Committee believes that the executive officers should be entitled to receive cash bonus awards based upon both individual achievement as well as the financial performance of the Company. Pursuant to the Company's annual management bonus plans, annual cash bonus objectives are more heavily dependent on the financial performance of the Company, and less so on individual performance. The Board of Directors of the Company reviews the business plan, capital expenditure plans and other factors developed by management and then approves the objectives for the year and sets a target amount of earnings. The Compensation Committee then incorporates this target into the bonus plans as a threshold below which no cash bonus would be paid, except for that portion tied to individual performance. Performance factors are considered, such as attainment of objectives in financial performance, product development, market share, representation of the Company at analyst and investor meetings, development of management personnel, individual objectives and other considerations.

     In measuring those objectives with respect to the CEO, the Compensation Committee assessed such factors as executive management skills, investor relations, leadership, company performance in the context of market conditions, and strategic planning and development.

     LONG-TERM INCENTIVE PLANS, STOCK OPTIONS AND RESTRICTED STOCK
AWARDS. Long-term incentive plans have been established by the Compensation Committee in consultation with senior management and with compensation consultants and the CEO. Selected senior executives designated by the CEO, and approved by the Compensation Committee, are eligible for awards under the plan based upon the Company's return on total capital measured over a three-year period. Performance objectives for all participants (including the CEO) under the long-term incentive plans are based upon an incremental scale depending upon achieving the specified target return rate. Payments under the plan may be in cash, restricted stock or a combination of cash and restricted stock at the discretion of the Compensation Committee.

     Stock options and restricted stock awards are an integral part of each executive or senior officer's compensation and are intended to provide an incentive to continue as employees of the Company over the long term, and to align the interests of the executive or senior officer with those of the stockholders by providing a stake in the Company. All equity based awards for management are generally granted pursuant to the Company's 1993 Equity Incentive Plan (the "Equity Plan"). Grants of stock options to participants generally are made at fair market value on the date of the grant, vest over a period of three years, and expire after ten years; restricted stock awards, granted other than under the Long-Term Incentive Plan, vest over a two year period of time. In making grants of equity awards, the Compensation Committee takes into account the total number of shares available for grant under the plan, prior grants outstanding, and estimated requirements for future grants. Individual awards take into account the executive or senior officer's contributions to the Company, scope of responsibilities, strategic and operational goals, salary and number of unvested options and other equity awards.

     In determining equity based awards for the CEO, the Compensation Committee weighed all of the above factors. However, in recognition of the CEO's critical role in developing strategies for the long-term benefit of the Company, awards may be granted that are greater than may be indicated by comparisons of relative salary amounts. Stock options and restricted stock are an important element in attracting and retaining capable executives at all levels, and this is particularly so in the case of the CEO.

     SUMMARY. The Company's 1999 earnings fell short of the target set by the Board of Directors, which governs a substantial portion of the awards under the management bonus plan. Therefore, the only cash payout under the plan came from the portion of the plan relating to specific individual objectives for the executive. These cash payouts are reflected in the Summary Compensation Table. Additionally, the Compensation Committee made restricted stock awards in January of 2000 to certain executive and senior officers (including the CEO) based upon the desire to further align stockholder and executive interests, to continue to motivate key executives and to provide a longer term incentive for executives to continue as employees of the Company. Based on available information, the Compensation Committee believes that the Company's level of base salaries is competitive, and that the Company's bonus programs will cause bonus levels to be competitive as well. The Committee continually reviews the Company's compensation programs to ensure that the overall package is competitive, balanced, and that proper incentives and rewards are provided.(1)

Compensation Committee

Gail O. Neuman
Thomas P. Evans
W. Barnes Hauptfuhrer

---------------

1 Due to the historical compensation levels of the Company's executive officers, the Compensation Committee has not yet formulated a policy on qualifying executive officer compensation for tax deductibility under Section 162(m) of the Code. The Compensation Committee will continue to monitor this issue with a view towards maximizing compliance with Section 162(m) while maintaining the flexibility to provide competitive compensation even if a portion of such compensation was rendered nondeductible by reason of Section 162(m).

                        COMPANY STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock since December 31, 1994, with the cumulative total stockholder return of the S&P Industrials Index, the NYSE Composite Index and the Russell 2000 Index, assuming reinvestment of any dividends.

                                        WOLVERINE TUBE, INC.     S&P INDUSTRIALS         NYSE COMPOSITE          RUSSELL 2000
                                        --------------------     ---------------         --------------          ------------
12/31/94                                        100                    100                    100                    100
12/31/95                                        158                    135                    131                    126
12/31/96                                        148                    166                    156                    145
12/31/97                                        131                    217                    204                    175
12/31/98                                         88                    290                    237                    169
12/31/99                                         59                    365                    259                    202

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 1999, the Section 16(a) filing requirements were complied with by all incumbent executive officers, directors and director nominees during the year.

                                  PROPOSAL TWO

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young LLP has audited the Company's financial statements since 1989. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent auditors at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and be available to respond to appropriate questions. THE BOARD RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the proxy statement for the Company's 2001 Annual Meeting of Stockholders, such proposal must be received by the Company at its principal executive office no later than December 22, 2000. In accordance with the rules of the SEC and the Company's Bylaws, the Company may exclude from consideration at the meeting any proposals that are not timely. To be timely, a proposal must be received by the Company no later than 60 days prior to the annual meeting. However, if the Company does not publicly announce the date of the annual meeting at least 75 days before such meeting, a stockholder has 10 days from the date of that public announcement to deliver any proposal to the Company.

                                          By Order of the Board of Directors

                                          /s/ Jan K. Ver Hagen
                                          Jan K. Ver Hagen
                                          Chairman

April 17, 2000

                              WOLVERINE TUBE, INC.
          1525 PERIMETER PARKWAY, SUITE 210, HUNTSVILLE, ALABAMA 35806

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Wolverine Tube, Inc. ("Wolverine") hereby appoints Dennis Horowitz and James E. Deason, and each of them individually, with full power of substitution, as Proxies of the undersigned, and hereby authorizes them to represent and to vote and act for the undersigned, at the Annual Meeting of Stockholders of Wolverine to be held on Wednesday, May 24, 2000 at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50(th) Street, New York, New York 10022, and at any adjournment or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast. This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby. The undersigned acknowledges receipt of the Proxy Statement, dated April 17, 2000, and the related Notice of Annual Meeting of Stockholders. The Board of Directors recommends that you vote FOR the following proposals.

1. Election of Directors:

   Nominees: Chris A. Davis, Dennis J. Horowitz and W. Barnes Hauptfuhrer

    [ ] VOTE FOR all nominees listed,                [ ] VOTE WITHHELD for all
        except as marked to the contrary above           nominees

   INSTRUCTION: TO WITHHOLD YOUR VOTES FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of Wolverine for the fiscal year ending December 31, 2000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. In their discretion, to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 SET FORTH ON THE REVERSE SIDE HEREOF AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                  Dated:                  , 2000
                                                         -----------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Please sign exactly as name(s)
                                                  appear(s) herein. When shares
                                                  are held by joint tenants,
                                                  both should sign. When signing
                                                  as attorney-in-fact, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  corporate officer. If a
                                                  partnership, please sign the
                                                  partnership name by authorized
                                                  person(s).

 PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD AND RETURN IN
                             THE ENCLOSED ENVELOPE.